Exhibit 6(a)(i)






                            SHARE EXCHANGE AGREEMENT


                         Dated as of September 30, 1996

                                      Among

                                  CARY BROKAW,

                              AVENUE PICTURES, INC.

                                       and

                           THE CINEMASTERS GROUP, INC.















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                                TABLE OF CONTENTS


                                                                            Page

I.   EXCHANGE OF SHARES.....................................................1
                  1.01     Exchange of Shares...............................1
                  1.02     Closing..........................................1

II.  RELATED MATTERS........................................................2
                  2.01     Employment Agreement.............................2
                  2.02     Stockholders Agreement...........................2
                  2.03     Capital Contribution.............................2
                  2.04     Gene Feldman Exit Option Agreement...............2

III. CONDITIONS TO CLOSING..................................................2
                  3.01     Conditions to Mr. Brokaw's Obligations...........2
                  3.02     Conditions To CineMasters'
                             Obligations....................................4
                  3.03      Frustration of Conditions.......................5

IV.  REPRESENTATIONS AND WARRANTIES.........................................5
                  4.01     Representations and Warranties of
                             CineMasters....................................5
                  4.02     Representations and Warranties of Mr. Brokaw....16

V.       COVENANTS ........................................................26
                  5.01     Mutual Covenants................................26
                  5.02     Covenants of CineMasters........................29

VI.      SURVIVAL OF REPRESENTATIONS; INDEMNIFICATION......................30
                  6.01     Survival of Representations.....................30
                  6.02     Agreement of CineMasters to Indemnify...........30
                  6.03     Agreement of Mr. Brokaw to Indemnify............31
                  6.04     Conditions of Indemnification...................31
                  6.05     Tax Benefits; Insurance.........................32
                  6.06     Definition of Closing Price.....................32

VII.     TERMINATION; AMENDMENT AND WAIVER.................................33
                  7.01     Termination of Agreement........................33
                  7.02     Effect of Termination...........................33
                  7.03     Amendment, Extension and Waiver.................33


                                       -i-


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VIII.  MISCELLANEOUS..................................................33
                  8.01     No Finders.................................33
                  8.02     Expenses; Taxes............................34
                  8.03     Further Assurances.........................34
                  8.04     Parties in Interest........................34
                  8.05     Entire Agreement...........................34
                  8.06     Headings...................................34
                  8.07     Notices....................................34
                  8.08     Governing Law..............................35
                  8.09     Counterparts...............................35
                  8.10     Consent to Jurisdiction....................35
                  8.11     Exhibits...................................36


     EXHIBIT A - Form of Employment Agreement EXHIBIT B - Form of Stockholders Agreement

     EXHIBIT C - Form of Gene Feldman Exit Option Agreement

     EXHIBIT D - Form of Opinion of Counsel to  CineMasters

     EXHIBIT E - Form of Opinion of Counsel to Avenue and Mr. Brokaw

                            SHARE EXCHANGE AGREEMENT

         This SHARE EXCHANGE AGREEMENT (the "Agreement") made and entered into as of the 30th day of September, 1996, among Cary Brokaw ("Mr. Brokaw"), the sole shareholder of Avenue Pictures, Inc., a Delaware corporation ("Avenue"), and The CineMasters Group, Inc., a New York corporation ("CineMasters").


                               W I T N E S S E T H


         WHEREAS, Mr. Brokaw is the owner of 25 shares (the "Avenue Shares") of common stock, no par value (the "Avenue Common Stock"), of Avenue, constituting all of the issued and outstanding shares of capital stock of Avenue;

         WHEREAS, CineMasters wishes to acquire the Avenue Shares in exchange for 1,425,000 shares (the "CineMasters Shares") of common stock, par value $.01 per share (the "CineMasters Common Stock"), of CineMasters, representing a significant minority equity position in CineMasters, upon the terms and conditions set forth below; and

          WHEREAS, Mr. Brokaw wishes to exchange the Avenue Shares for the CineMasters Shares, upon the terms and conditions set forth below;

         NOW, THEREFORE, in consideration of the aforesaid and the respective warranties, representations, covenants and agreements hereinafter set forth, the parties, intending to be legally bound, agree as follows:


I.   EXCHANGE OF SHARES

         1.01 Exchange of Shares. Upon the terms and subject to the conditions contained in this Agreement, at the closing provided for in Section 1.02 hereof (the "Closing"), Mr. Brokaw shall exchange all of the Avenue Shares for, and CineMasters shall issue to Mr. Brokaw, all of the CineMasters Shares (the "Share Exchange").

         1.02 Closing. The closing of the transactions contemplated by this Agreement shall take place on the second business day following the satisfaction or waiver of all of the conditions to Closing set forth in Article III hereof, at 10:00 a.m., local time, at the offices of Pryor, Cashman, Sherman & Flynn, 410 Park Avenue, New York, New York 10022, or on such other date and at such other time or place as the parties may mutually agree. The actual date of the Closing is sometimes referred to herein as the "Closing Date".


II.  RELATED MATTERS

         2.01 Employment Agreement. On or prior to the Closing Date, Mr. Brokaw shall enter into an Employment Agreement with CineMasters, which Employment Agreement shall be substantially in the form of Exhibit A hereto (the "Employment Agreement").

         2.02 Stockholders Agreement. On or prior to the Closing Date, each of National Patent Development Corporation, a Delaware corporation ("National Patent"), Gene Feldman, Jerome Feldman, Suzette St. John Feldman and Michael Feldman (collectively, the "Feldman Group"), shall enter into a Stockholders Agreement with Mr. Brokaw and CineMasters (the "Stockholders Agreement"), which Stockholders Agreement shall be substantially in the form of Exhibit B hereto.

         2.03 Capital Contribution. On the Closing Date, National Patent, together with certain of its affiliates, shall contribute $815,000 of assets to the capital of CineMasters (the "Capital Contribution"). Such assets shall be in the form of registered stock of a publicly-traded company with a valuation based upon the closing sales price of such stock as of the last trading day prior to the Closing Date. Such assets will be contributed to the capital of CineMasters in exchange for shares of CineMasters Common Stock at a price per share of $2.00.

          2.04 Gene Feldman Exit Option Agreement. On or prior to the Closing Date, Gene Feldman shall enter in an Exit Option Agreement with CineMasters (the "Gene Feldman Exit Option Agreement"), which Gene Feldman Exit Option Agreement shall be substantially in the form of Exhibit C hereto.


III. CONDITIONS TO CLOSING

          3.01 Conditions to Mr. Brokaw's Obligations. The obligation of Mr. Brokaw to consummate the Share Exchange is subject to the satisfaction at the time of the Closing referred to in Section 1.02 hereof of the following conditions (any or all of which may be waived by Mr. Brokaw in Mr. Brokaw's sole discretion):

                  (a) No preliminary or permanent injunction or other order of any court of competent jurisdiction preventing the consummation of the Share Exchange shall be in effect.

                  (b) The representations and warranties of CineMasters made in this Agreement shall be true and correct as of the date of this Agreement and as of the time of Closing as though made as of such time. CineMasters shall have performed in all material respects each and every covenant contained in this Agreement required to be performed by it by the time of the Closing. CineMasters shall have delivered to Mr. Brokaw a certificate dated the Closing Date and signed by the Chairman of the Board of CineMasters confirming the foregoing.

                  (c) Mr. Brokaw shall have received from CineMasters a duly executed counterpart of his Employment Agreement, dated as of the Closing Date, substantially in the form of Exhibit A hereto.

                  (d) Mr. Brokaw shall have received from each member of the Feldman Group and from CineMasters a duly executed counterpart of the Stockholders Agreement, dated as of the Closing Date, substantially in the form of Exhibit B hereto.

                  (e) National Patent, together with its affiliates, shall have made the Capital Contribution.

                  (f) CineMasters shall have received from Gene Feldman, and Gene Feldman shall have received from CineMasters, a duly executed counterpart of the Gene Feldman Exit Option Agreement, dated as of the Closing Date, substantially in the form of Exhibit C hereto.

                  (g) CineMasters shall not have suffered any material adverse change in its business, assets, condition (financial or otherwise), prospects or results of operations since July 31, 1995.

                  (h) Mr. Brokaw shall have received an opinion, dated the Closing Date and addressed to Mr. Brokaw, of Andrea D. Kantor, Esq., Associate General Counsel to National Patent, substantially in the form of Exhibit D hereto.

                  (i) CineMasters shall have received any and all consents, approvals, authorizations, exemptions or waivers set forth on Schedule 4.01(d) hereto and Avenue shall have received any and all consents, approvals, authorizations, exemptions or waivers set forth on Schedule 4.02(d) hereto, in each case pursuant to instruments in form and substance reasonably satisfactory to Mr. Brokaw.

                  (j) CineMasters shall have delivered to Mr. Brokaw (i) a certificate of its corporate secretary or assistant secretary as to (I) resolutions of its Board of Directors approving and authorizing the execution, delivery and performance of this Agreement and each of the other agreements and documents contemplated hereby (collectively, the "Related Documents") of which CineMasters is a party, and (II) its Certificate of Incorporation and By-laws and all amendments to date as being in full force and effect, with true, correct and complete copies of such resolutions, Certificate of Incorporation and By-laws attached thereto, (ii) an incumbency certificate of its officers executing this Agreement and the Related Documents of which CineMasters is a party and (iii) a certificate of good standing of CineMasters, dated as of a recent date prior to the Closing, issued by the Secretary of State of New York and of each other state in which CineMasters is qualified to do business.

                  (k) CineMasters shall have executed and delivered such other information and documentation as Mr. Brokaw and his counsel shall reasonably request, in form and substance reasonably satisfactory to Mr. Brokaw and his counsel.

                  (l) The Board of Directors of CineMasters shall have been reconstituted in accordance with Section 2(a) of the Stockholders Agreement.

         3.02 Conditions To CineMasters' Obligations. The obligation of the CineMasters to consummate the Share Exchange is subject to the satisfaction at the time of the Closing of the following conditions (any or all of which may be waived by CineMasters in its sole discretion):

                  (a) No preliminary or permanent injunction or other order of any court of competent jurisdiction preventing the consummation of the Share Exchange shall be in effect.

                  (b) The representations and warranties of Mr. Brokaw made in this Agreement shall be true and correct as of the date of this Agreement and as of the time of Closing as though made as of such time. Mr. Brokaw and Avenue shall have performed in all material respects each and every covenant contained in this Agreement required to be performed by Mr. Brokaw and Avenue by the time of the Closing. Mr. Brokaw shall have delivered to CineMasters a certificate dated the Closing Date confirming the foregoing.

                  (c) CineMasters shall have received from Mr. Brokaw a duly executed counterpart of the Employment Agreement, dated as of the Closing Date, substantially in the form of Exhibit A hereto.

                  (d) CineMasters shall have received from Mr. Brokaw a duly executed counterpart of the Stockholders Agreement, dated as of the Closing Date, substantially in the form of Exhibit B hereto.

                  (e) Avenue shall not have suffered any material adverse change in its business, assets, condition (financial or otherwise), prospects or results of operations since December 31, 1995.

                  (f) CineMasters shall have received an opinion, dated the Closing Date and addressed to CineMasters, of Pryor, Cashman, Sherman & Flynn, counsel to Mr. Brokaw, substantially in the form of Exhibit E hereto.

                  (g) Avenue shall have received any and all consents, approvals, authorizations, exemptions or waivers set forth on Schedule 4.02(d) hereto and CineMasters shall have received any and all consents, approvals, authorizations, exemptions or waivers set forth on Schedule 4.01(d) hereto, in each case pursuant to instruments in form and substance reasonably satisfactory to CineMasters.

                  (h) Mr. Brokaw shall have delivered to CineMasters (i) a certificate of the corporate secretary or assistant secretary of Avenue as to
(I) its Certificate of Incorporation and By-laws (or equivalent organizational documents) and all amendments to date as being in full force and effect, with true, correct and complete copies of such Certificate of Incorporation and By-laws (or equivalent organizational documents) attached thereto and (ii) a certificate for good standing of Avenue, dated as of a recent date prior to the Closing, issued by the Secretary of State of California and of each other state in which Avenue is qualified to do business.

                  (i) Mr. Brokaw shall have executed and delivered such other information and documentation as CineMasters and its counsel shall reasonably request, in form and substance reasonably satisfactory to CineMasters and its counsel.

                  (j) The Board of Directors of CineMasters shall have been reconstituted in accordance with Section 2(a) of the Stockholders Agreement.

         3.03 Frustration of Conditions. No party may rely upon the failure of any condition set forth in this Article III to be satisfied if such failure was caused by such party's failure to act in good faith or to use its best efforts to cause the Closing to occur.


IV.  REPRESENTATIONS AND WARRANTIES

          4.01 Representations and Warranties of CineMasters. CineMasters hereby represents and warrants to Mr. Brokaw follows:

                  (a) Organization. CineMasters is a corporation duly organized, validly existing and in good standing under the laws of the state of New York. CineMasters has all requisite power and authority to enable it to own, lease or otherwise hold its properties and assets and to carry on its business as presently conducted. CineMasters is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership, leasing or holding of its properties makes such qualification necessary, except where the absence of such qualifications, individually or in the aggregate, would not have a material adverse effect on the business, assets, condition (financial or otherwise), prospects or results of operations of CineMasters (a "CineMasters Material Adverse Effect"). A list of the jurisdictions in which CineMasters is so qualified is set forth on Schedule 4.01(a) hereto. The stock certificate and transfer books and minute books of CineMasters (all of which have been made available for inspection by Mr. Brokaw) are true and complete.

                  (b) Authorization. Except to the extent that stockholder approval is required to amend the CineMasters 1995 Non-Qualified Stock Option Plan (the "1995 Plan"), CineMasters has all requisite power and authority to enter into this Agreement and the Related Documents of which it is a party, and to consummate the transactions contemplated hereby and thereby. Except to the extent that stockholder approval is required to amend the 1995 Plan, all acts and other proceedings required to be taken by CineMasters to authorize the execution, delivery and performance of this Agreement and the Related Documents of which it is a party, and the consummation of the transactions contemplated hereby and thereby have been duly and properly taken.

                  (c) Valid and Binding Agreement. Each of this Agreement and each of the Related Documents of which CineMasters is a party, constitutes a valid and binding obligation of CineMasters, enforceable against CineMasters in accordance with its terms, except that (i) such enforcement may be limited by or subject to any bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to or limiting creditors' rights generally and (ii) the remedy of specific performance and injunctive and other forms of equitable relief are subject to certain equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

                  (d) No Violation. The execution and delivery of this Agreement and the Related Documents of which it is a party by CineMasters does not, and the consummation of the transactions contemplated hereby and thereby and compliance with the terms hereof and thereof will not (subject to obtaining any required consents, approvals, authorizations, exemptions or waivers set forth on
Schedule 4.01(d) hereto), conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under or result in the creation of any lien, claim, encumbrance, security interest, option, charge or restriction of any kind upon any of the properties or assets of CineMasters under, any provision of (i) the Certificate of Incorporation or By-laws of CineMasters, (ii) any note, bond, mortgage, indenture, deed of trust, license, lease, contract, commitment or agreement to which CineMasters is a party or by which any of its properties or assets are bound, or (iii) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to CineMasters or any of its property or assets, excluding from the foregoing clauses (ii) and (iii) such conflicts, violations, defaults, rights or restrictions which would not, individually or in the aggregate, have a CineMasters Material Adverse Effect. No consent, approval, license, permit, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, or any other third party is required to be obtained or made by or with respect to CineMasters or any of its affiliates in connection with the execution and delivery of this Agreement or any of the Related Documents or the consummation of the transactions contemplated hereby or thereby, other than as set forth on Schedule 4.01(d) hereto.

                  (e) The CineMasters  Shares.  CineMasters  Shares, when issued and delivered by CineMasters pursuant to this Agreement, will be duly authorized, validly issued, fully paid and nonassessable and will be free of preemptive and subscription rights. Upon delivery to Mr. Brokaw at the Closing of one or more certificates representing the CineMasters Shares to be acquired by Mr. Brokaw and upon CineMasters' receipt of the Avenue Shares, good and valid title to such CineMasters Shares will pass to Mr. Brokaw, free and clear of any liens, claims, encumbrances, security interests, options, charges and restrictions of any kind, except for (i) transfer restrictions contained in the Stockholders Agreement and (ii) any liens, claims, encumbrances, security interests, options, charges and restrictions that are caused by acts or omissions on the part of Mr. Brokaw. No stock transfer taxes are due as a result of the issuance of the CineMasters Shares.

                  (f) Capital Stock of CineMasters. (i) The authorized and issued capital stock of CineMasters consists of (A) 5,000,000 shares of common stock, par value $.01 per share, of which 1,838,338 shares are issued and outstanding and no shares are held in CineMasters' treasury and (B) 10,000 shares of Class B Common Stock, no par value, none of which are issued and outstanding. As of the date hereof, there are outstanding options (the "Options") to purchase 317,500 shares of CineMasters Common Stock. All issued and outstanding shares of capital stock of CineMasters have been duly authorized and validly issued and are fully paid and nonassessable. No shares of capital stock of CineMasters have been issued in violation of any preemptive or subscription rights and no such shares are subject to any preemptive or subscription rights.

                    (ii) Except as set forth in this Section 4.01(f), there are no shares of capital stock or other equity securities of CineMasters outstanding and there are no outstanding warrants, options, agreements, convertible or exchangeable securities or other commitments pursuant to which CineMasters is or may become obligated to issue, sell, purchase, return or redeem any shares of capital stock or other securities of CineMasters. There are no equity securities of CineMasters reserved for issuance for any purpose, except for 600,000 shares of CineMasters Common Stock reserved for issuance upon exercise of the outstanding Options.

                    (iii) Except as provided in the Gene Feldman Exit Option Agreement and the Stockholders Agreement, there are no rights of first refusal, tag-along rights or similar rights with respect to the capital stock of CineMasters triggered by the execution and delivery of this Agreement or any of the Related Documents or the consummation of the transactions contemplated hereby or thereby.

                  (g) Equity Interests. Except as set forth on Schedule 4.01(g) hereto, CineMasters does not directly or indirectly own any capital stock of or other equity interests in any corporation, partnership or other entity or have any direct or indirect equity interest in any business.

                  (h) Shareholder Reports; Financial Statements. CineMasters has furnished to Mr. Brokaw true, correct and complete copies of its Annual Report for the fiscal years ended July 31, 1993, 1994 and 1995 (collectively, the "Annual Reports") and its Proxy Statements dated February 18, 1994, January 12, 1995 and March 25, 1996 (collectively, the "Proxy Statements") (all such Annual Reports and Proxy Statements being collectively called the "Shareholder Reports"). With respect to the Sections entitled "Principal Stockholders" and "Election of Directors" in the Proxy Statement dated March 25, 1996, the information contained therein was complete and correct in all material respects as of its date and, as of its date, did not contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The financial statements included within the Shareholder Reports (the "Financial Statements") have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and present fairly the financial position of CineMasters as at the dates thereof and the results of its operations and cash flows for the periods then ended. Except as set forth in CineMasters' Annual Report for the fiscal year ended July 31, 1995 or on Schedule 4.01(h) hereto, there are no ongoing transactions between CineMasters and any affiliate thereof. On August 31, 1996, certain affiliates and employees of National Patent contributed $185,000 to the capital of CineMasters in exchange for 123,338 shares of CineMasters Common Stock. As of September 30, 1996, the accrued salary and vacation pay of CineMasters was $185,000. No amounts have been paid with respect to the obligations represented by such accruals since August 31, 1996 and such obligations represented by such accruals will be cancelled on or before the Closing Date without the payment of any consideration by CineMasters.

                  (i) Undisclosed Liabilities. CineMasters does not have any liabilities or obligations of any nature (whether accrued, absolute, contingent, unasserted or otherwise), except (i) as disclosed in the Financial Statements,
(ii) for  liabilities  or  obligations  disclosed on Schedule  4.01(i) hereto or
(iii) for liabilities and obligations incurred in the ordinary course of business consistent with past practice since July 31, 1995, and not in violation of this Agreement.

                  (j) Taxes. (i) For purposes of this Agreement, (A) "Tax" or "Taxes" shall mean all Federal, state, county, local, foreign and other taxes, assessments, duties or similar governmental charges of any kind whatsoever, including, without limitation, corporate franchise, income, sales, use, ad valorem, gross receipts, value added, profits, license, withholding, payroll, employment, excise, property, customs and occupation taxes and including, without limitation, any interest, penalties and additions imposed with respect to such amounts and (B) "Code" shall mean the Internal Revenue Code of 1986, as amended.

                    (ii) Except as set forth on Schedule 4.01(j) hereto:

                    (A) Since January 1, 1988, CineMasters, each predecessor of CineMasters, and each consolidated, affiliated, combined, unitary or aggregate group of which CineMasters or any such predecessor is or has been a member, has timely filed with the appropriate Tax authorities all Tax returns, reports, estimates, information returns and statements, including any related or supporting information, ("Tax Returns"), required to be filed through the date hereof and has paid all Taxes shown to be due with respect to the taxable periods covered by such Tax Returns. All such Tax Returns are true, complete and correct in all material respects. All other Taxes of CineMasters, or for which CineMasters is or shall otherwise be directly or indirectly liable (including amounts attributable to wage withholding), have either been timely paid or are reflected as a liability on the Balance Sheet (as defined in Section 4.01(k) hereof). No statute of limitations has been waived, nor any extension of time agreed to, with respect to the assessment of any Tax of CineMasters, or for which CineMasters is or may otherwise be directly or indirectly liable.

                    (B) There are no pending audits with respect to the Tax Returns of CineMasters and any deficiencies resulting from any past audits have been paid and no material issues were raised in writing by the relevant Tax authority during any past audits that may apply to taxable periods after the taxable period to which such audit related. No action or proceeding has been brought or has been threatened to be brought by any Tax authority, nor has any claim been asserted or threatened to be asserted by any Tax authority, with respect to any Taxes of CineMasters, or for which CineMasters is or may otherwise be directly or indirectly liable which could have a CineMasters Material Adverse Effect.

                    (C) No Tax liens have been filed by any Tax authority against any property or assets of CineMasters, except for liens that have been satisfied or statutory liens for current Taxes not yet delinquent.

                    (D) There are no Tax sharing or Tax indemnity agreements to which CineMasters is a party.

                  (k) Title to Assets. (i) Except as provided in the Gene Feldman Exit Option Agreement, CineMasters has good and valid title to all assets reflected on the balance sheet of CineMasters as at July 31, 1995 included in the CineMasters Annual Report for the fiscal year ended July 31, 1995 (the "Balance Sheet"), or thereafter acquired, except those since sold or otherwise disposed of in the ordinary course of business consistent with past practice and not in violation of this Agreement, in each case free and clear of all liens, security interests, pledges, charges, encumbrances or restrictions of any nature whatsoever, except:

                    (A) all such as are disclosed on Schedule 4.01(k) hereto;

                    (B) mechanics', carriers', workmen's, repairmen's or other like liens arising or incurred in the ordinary course of business, liens arising under original purchase price conditional sales contracts and equipment leases with third parties entered into in the ordinary course of business and statutory liens for current Taxes which are not yet delinquent;

                    (C) liens, security interests, pledges, charges, encumbrances and restrictions which secure debt that is reflected as a liability on the Balance Sheet and the existence of which is indicated in the notes thereto; and

                    (D) other encumbrances, restrictions or imperfections of title, if any, which other encumbrances, restrictions or imperfections of title do not, individually or in the aggregate, materially impair the continued use and operation of the assets to which they relate in the business of CineMasters as presently conducted (the liens, security interests, pledges, charges, encumbrances, restrictions and other imperfections of title described in clauses
(A), (B), (C) and (D) above are hereinafter referred to collectively as "Permitted Liens").

                    (ii) All leased property of CineMasters is in the condition required of such property by the terms of the lease applicable thereto during the term of the lease and upon the expiration thereof.

                  (l) Intellectual Property. Schedule 4.01(l) sets forth a true and complete list of all material patents, trademarks (registered or unregistered), trade names, service marks, registered copyrights and applications therefor and other material intellectual property rights, whether or not subject to statutory registration or protection ("Intellectual Property Rights") owned, used or filed by or licensed to CineMasters. Schedule 4.01(l) hereto specifies for each Intellectual Property Right listed thereon whether such right is owned or licensed and, in the case of licensed rights, lists the relevant license agreement. With respect to registered trademarks, Schedule 4.01(l) hereto specifies all jurisdictions in which such trademarks are registered or applied for and all registration and application numbers. Except as disclosed on Schedule 4.01(l) hereto, CineMasters owns, free and clear of all liens, security interests or encumbrances whatsoever, all Intellectual Property Rights listed on Schedule 4.01(l) hereto as owned by CineMasters and, to the best knowledge of CineMasters, has the right to use, without payment to any other party, all other Intellectual Property Rights required to be listed on
Schedule 4.01(l) hereto, and the consummation of the transactions contemplated hereby will not alter or impair any such rights. Except as disclosed on Schedule 4.01(l) hereto, no claims are pending or, to the best knowledge of CineMasters, threatened by any person against CineMasters with respect to the ownership, validity, enforceability or use of any Intellectual Property Rights or, to the best knowledge of CineMasters, otherwise challenging or questioning the validity or effectiveness of any of such rights.

                  (m) Insurance. CineMasters maintains policies of fire and casualty, liability, errors and omissions and other forms of insurance in such amounts, with such deductibles and against such risks and losses, as are consistent with industry standards and will continue such insurance in effect after the Closing. The insurance policies currently maintained with respect to CineMasters and its assets and properties are listed on Schedule 4.01(m) hereto. All such policies are in full force and effect, all premiums due and payable thereon have been paid and no written or oral notice of cancellation or termination has been received with respect to any such policy which was not replaced on substantially similar terms prior to the date of such cancellation.

                  (n)  Absence  of Changes or  Events.  Except as  disclosed  on
Schedule 4.01(n) hereto, since July 31, 1995, there has not been any material adverse change in the business, assets, condition (financial or otherwise), prospects or results of operations of CineMasters. Except as disclosed on
Schedule 4.01(n) hereto, since July 31, 1995, (i) the business of CineMasters has been conducted in the ordinary course and in substantially the same manner as previously conducted and (ii) CineMasters has not taken any action that, if taken after the date hereof, would constitute a breach of any of the covenants set forth in Section 5.01(b) hereof.

                  (o)  Employee  and  Labor  Relations.  Except  as set forth on
Schedule 4.01(o) hereto, (i) no collective bargaining agreement presently covers (nor has any, in the three years immediately preceding the date hereof, covered) any employee of CineMasters, nor is any currently being negotiated by CineMasters and, to the best knowledge of CineMasters, no attempt to organize any group or all of the employees of CineMasters has been made or proposed; (ii) there is no labor strike, dispute, slowdown or stoppage actually pending or, to the best knowledge of CineMasters, threatened against or involving CineMasters;
(iii) CineMasters is in compliance in all material respects with all federal, state and local laws respecting employment and employment practices, terms and conditions of employment and wages and hours, and is not engaged in any unfair labor practice; (iv) there is no unfair labor practice complaint against CineMasters pending or, to the best knowledge of CineMasters, threatened before the National Labor Relations Board; (v) no charge or grievance with respect to or relating to the employees of CineMasters is pending before the Equal
Employment Opportunity Commission or any state, local or foreign agency responsible for the prevention of unlawful practices; (vi) CineMasters has not received any notice of the intent of any federal, state, local or foreign agency responsible for the enforcement of labor or employment laws to conduct an investigation of or relating to CineMasters with respect to its employee and, to the best knowledge of CineMasters, no such investigation is in progress; (vii) no private agreement restricts CineMasters from relocating, closing or terminating any of its operations or facilities; and (viii) CineMasters has not in the past five years experienced any work stoppage or other labor difficulty or, to the best of its knowledge, committed any unfair labor practice.

                  (p) Fixed and Other  Tangible  Assets.  Except as set forth on
Schedule 4.01(p) hereto, all fixed and other tangible assets of CineMasters (the "CineMasters Fixed Assets") are (i) structurally sound, (ii) in good operating condition and repair and (iii) not in need of maintenance or repairs, except for ordinary, routine maintenance and repairs. During the past three years, there has not been any significant interruption of the operations of CineMasters due to inadequate maintenance of the CineMasters Fixed Assets.

                  (q) Licenses; Permits. All licenses, permits and authorizations issued or granted by Federal, state, local or foreign governmental authorities or agencies which are necessary or desirable for the conduct of CineMasters' business are validly held by CineMasters, except for such licenses, permits and authorizations the failure of which to hold would not have a CineMasters Material Adverse Effect. CineMasters has complied in all material respects with all requirements in connection therewith and the same will not be subject to suspension, modification or revocation as a result of this Agreement or any of the Related Documents or the consummation of the transactions contemplated hereby or thereby.

                  (r) Litigation. Except as set forth on Schedule 4.01(r) hereto, there is no legal proceeding, claim, or action of any nature pending or, to the best knowledge of CineMasters, threatened, which questions or challenges the validity of this Agreement or any of the Related Documents with respect to CineMasters or any action taken or to be taken by CineMasters pursuant to this Agreement or any of the Related Documents or in connection with the transactions contemplated hereby or thereby. Except as set forth on Schedule 4.01(r) hereto, there is no legal proceeding, claim, or action of any nature pending or, to the best knowledge of CineMasters, threatened, which could have a CineMasters Material Adverse Effect.

                  (s) Compliance With Law. The operations of CineMasters are in compliance in all material respects with all applicable laws, regulations, permits, authorizations and other governmental orders including, without limitation, applicable safety (including OSHA), environmental, antipollution, building, zoning or health laws, ordinances and regulations.

                  (t) Contracts. Except as set forth on Schedule 4.01(t) hereto, CineMasters is not a party to any contract, commitment, arrangement or understanding involving payments to or from CineMasters which exceed $75,000 over the remaining life of such contract and which are not cancelable without penalty or premium by CineMasters on 60 days notice or less. All of the contracts, commitments, arrangements and understandings listed on Schedule 4.01
(t) hereto (collectively, the "Contracts") are in full force and effect with no material defaults by any party thereto and there are no oral or collateral agreements modifying any of the Contracts. Except as set forth on Schedule 4.01(r) hereto, all of the Contracts are arms-length transactions between unrelated parties entered into in the ordinary course of business.

                  (u)  Employee Benefit Plans; ERISA.

                    (i) Schedule 4.01(u) hereto contains an accurate and complete description of each employment, consulting, bonus, deferred compensation, incentive compensation, severance or termination pay, disability hospitalization or other medical, dental, vision, life or other insurance, stock purchase, stock option, stock appreciation, stock award, pension, profit sharing, 401(k) or retirement plan, agreement or arrangement, and each other employee benefit plan or arrangement, whether formal or informal, written or oral, tax-qualified under the Code or non-qualified, whether covered by the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or not, maintained or contributed to by CineMasters covering its employees, former employees, retirees or sales personnel (collectively, "Plans"). In addition,
Schedule 4.01(u) hereto contains an accurate and complete description of any amounts payable, or which will become payable, under any former pension, profit sharing, 401(k) or retirement plan, agreement or arrangement, to any participant, beneficiary or any other third party. Any Plan maintained by CineMasters that has subsequently been terminated, was terminated in compliance with the requirements of the Code and ERISA and the liabilities under such plan were fully satisfied. CineMasters does not have any formal plan or commitment, whether covered by ERISA or not, to create any additional plan, agreement or arrangement or to modify or change any existing Plan that would affect any of its employees, former employees, retirees or sales personnel. CineMasters has heretofore delivered to Mr. Brokaw true and complete copies of the Plans, the trusts and other contracts (including any amendments to any of the foregoing) relating to the Plans and all other relevant documents governing or relating to the Plans in effect on the date hereof (including without limitation, the latest summary plan description, the latest annual report (and all attachments) filed with the Internal Revenue Service ("IRS") with respect to each of the Plans, and the latest favorable determination letter issued by the IRS for each of the Plans as applicable).

                    (ii) Except as set forth on Schedule 4.01(u) hereto, CineMasters does not maintain, nor has it ever maintained, any "employee pension benefit plan", as such term is defined in Section 3(2) of the ERISA, and the rules and regulations promulgated thereunder, covering its employees, former employees or retirees, including but not limited to, any non-qualified retirement or deferred compensation plan. CineMasters does not maintain, nor has it ever maintained or contributed to, a "multiemployer plan", as that term is defined in Section 3(37) of ERISA. CineMasters is not currently responsible for any "withdrawal liability" as that term is defined in Section 4201 of ERISA with respect to any multi-employer plan. None of CineMasters, any of the Plans, any trust created thereunder, or any trustee or administrator thereof has engaged in a transaction involving any of the Plans in connection with which CineMasters or any of the Plans, any such trust, or any trustee or administrator thereof, or any other party dealing with the Plans or any such trust, could be subject to either a civil penalty assessed pursuant to Section 502(i) of ERISA, or a tax imposed by Section 4975 of the Code.

                    (iii) Full payment has been made of all amounts which CineMasters is required to pay under the terms of the Plans as a contribution to such Plans as of the last day of the most recent fiscal year of each of the Plans ended prior to the date of this Agreement.

                    (iv) Each of the Plans is and has been operated and administered in all material respects in accordance with applicable laws, including but not limited to, ERISA and the Code. Except as set forth on
Schedule 4.01(u) hereto, each Plan subject to Section 401(a) of the Code has received a favorable determination from the IRS that the Plan satisfies the requirements of Section 401(a) of the Code for the Plan to be tax-qualified, and no facts exist which could reasonably be expected to adversely affect the tax-qualified status of any such Plan.

                    (v) There are no pending, or to the best knowledge of CineMasters, threatened or anticipated claims, litigation, administrative actions or proceedings against or otherwise involving any of the Plans or related trusts, or any fiduciary thereof, by or on behalf of the Plans by any employee or beneficiary covered under the Plans, or otherwise involving the Plans. There is no judgment, decree, injunction, rule or order of any court, governmental body, commission, agency or arbitrator outstanding against or in favor of any Plan or any fiduciary thereof in that capacity. The assets of CineMasters are not, and will not, either as a result of any circumstances existing prior to the Closing Date or as a result of the consummation of the transactions contemplated by this Agreement or any of the Related Documents, be subject to any claims under any Plan maintained by CineMasters or in which employees, former employees or retirees of CineMasters participate.

                    (vi) Except as set forth in Schedule 4.01(u) hereto, each Plan that is an employee welfare benefit plan providing health benefits to retirees may be terminated at any time after the Closing Date without liability to CineMasters other than liabilities relating to claims incurred prior to the effective date of the termination of such Plan.

                    (vii) CineMasters has not engaged in any transaction, failed to make any required contribution, committed any act or omission or otherwise incurred any liability for any excise tax under Sections 4971 through 4980B of the Code, inclusive.

                  (v) Program Library. Except as contemplated hereby, or in the Gene Feldman Exit Option Agreement CineMasters owns all right, title and interest in and to the program library described on Schedule 4.01(v) hereto (the "CineMasters Library"), free and clear of any and all liens, security interests or encumbrances whatsoever. To the best knowledge of CineMasters, the use and exploitation of the CineMaster Library does not and will not violate or infringe upon any copyright, right of privacy, trademark, patent, trade name, performing right or any literary, dramatic, musical, artistic, personal, private, several, contract or copyright or any other right of any person or entity. The CineMasters Library does not contain any libelous or slanderous material other than to an extent which is not material.

                  (w) Disclosure. No representation or warranty expressly made by CineMasters contained in this Agreement, and no statement contained in any document, certificate or Schedule furnished or to be furnished by or on behalf of CineMasters to Mr. Brokaw or Avenue or any of their representatives pursuant to this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary, in light of the circumstances under which it was or will be made, in order to make the statements herein or therein not misleading or necessary in order to fully and fairly provide the information required to be provided in any such document, certificate or Schedule.

               4.02 Representations and Warranties of Mr. Brokaw. Mr.Brokaw hereby represents and warrants to CineMasters follows:

                  (a) Organization. Each of Avenue and the active wholly-owned subsidiaries of Avenue listed on Schedule 4.02(a) hereto (collectively, the "Subsidiaries") is a corporation duly organized, validly existing and in good standing under the laws of their respective states of incorporation. Schedule 4.02(a) sets forth a true and complete list of the respective states of incorporation of Avenue and its Subsidiaries. Each of Avenue and its Subsidiaries has all requisite power and authority to enable it to own, lease or otherwise hold its respective properties and assets and to carry on its respective business as presently conducted. Each of Avenue and its Subsidiaries is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership, leasing or holding of its properties makes such qualification necessary, except where the absence of such qualifications, individually or in the aggregate, would not have a material adverse effect on the business, assets, condition (financial or otherwise), prospects or results of operations of Avenue and its Subsidiaries, taken as a whole (an "Avenue Material Adverse Effect"). A list of the jurisdictions in which Avenue and/or its Subsidiaries is so qualified is set forth on Schedule 4.02(a) hereto. The stock certificate and transfer books and minute books of Avenue and its Subsidiaries (all of which have been made available for inspection by CineMasters) are true and complete.

                  (b) Authorization. Avenue has all requisite power and authority to enter into this Agreement and the Related Documents of which they are a party, and to consummate the transactions contemplated hereby and thereby. All acts and other proceedings required to be taken by Avenue to authorize the execution, delivery and performance of this Agreement and the Related Documents of which they are a party, and the consummation of the transactions contemplated hereby and thereby have been duly and properly taken.

                  (c) Valid and Binding Agreement. Each of this Agreement and each of the Related Documents of which Avenue and/or Mr. Brokaw is a party, constitutes a valid and binding obligation of Avenue and/or Mr. Brokaw, enforceable against Avenue and/or Mr. Brokaw in accordance with its terms, except that (i) such enforcement may be limited by or subject to any bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to or limiting creditors' rights generally and (ii) the remedy of specific performance and injunctive and other forms of equitable relief are subject to certain equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

                  (d) No Violation. The execution and delivery of this Agreement and the Related Documents of which Avenue is a party by Avenue does not, and the consummation of the transactions contemplated hereby and thereby and compliance with the terms hereof and thereof will not (subject to obtaining any required consents, approvals, authorizations, exemptions or waivers set forth on Schedule 4.02(d) hereto), conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under or result in the creation of any lien, claim, encumbrance, security interest, option, charge or restriction of any kind upon any of the properties or assets of Avenue and/or its Subsidiaries under, any provision of (i) the Certificate of Incorporation or By-laws or comparable governing instruments of Avenue and/or its Subsidiaries, (ii) any note, bond, mortgage, indenture, deed of trust, license, lease, contract, commitment or agreement to which Avenue and/or its Subsidiaries is a party or by which any of their respective properties or assets are bound, or (iii) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Avenue and/or its Subsidiaries or any of their respective properties or assets, excluding from the foregoing clauses (ii) and (iii) such conflicts, violations, defaults, rights or restrictions which would not, individually or in the aggregate, have an Avenue Material Adverse Effect. No consent, approval, license, permit, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, or any other third party is required to be obtained or made by or with respect to Avenue and/or its Subsidiaries or any of their respective affiliates in connection with the execution and delivery of this Agreement or any of the Related Documents or the consummation of the transactions contemplated hereby or thereby, other than as set forth on Schedule 4.02(d) hereto.

                  (e) The Avenue Shares. Upon delivery to CineMasters at the Closing of one or more certificates representing the Avenue Shares to be acquired by CineMasters and upon Mr. Brokaw's receipt of the CineMasters Shares, good and valid title to such Avenue Shares will pass to CineMasters, free and clear of any liens, claims, encumbrances, security interests, options, charges and restrictions of any kind except for any liens, claims, encumbrances, security interests, options, charges and restrictions that are caused by acts or omissions on the part of CineMasters. No stock transfer taxes are due as a result of the transfer of the Avenue Shares.

                  (f) Capital Stock of Avenue and the Subsidiaries. (i) The authorized capital stock of Avenue consists of 1,500 shares of common stock, no par value of which 25 shares are issued and outstanding and held by Mr. Brokaw and, no shares are held in Avenue's treasury. The authorized and issued capital stock of each of the Subsidiaries consists of the shares of common stock and, if applicable, the shares of preferred stock, set forth opposite the name of each such Subsidiary on Schedule 4.02(f) hereto. All issued and outstanding shares of capital stock of Avenue and each of the Subsidiaries have been duly authorized and validly issued and are fully paid and nonassessable. No shares of capital stock of Avenue or any of the Subsidiaries have been issued in violation of any preemptive or subscription rights and no such shares are subject to any preemptive or subscription rights.

               (ii) Except as set forth in this Section 4.02(f), there are no shares of capital stock or other equity securities of Avenue or any of the Subsidiaries outstanding and there are no outstanding warrants, options, agreements, convertible or exchangeable securities or other commitments pursuant to which Avenue or any of the Subsidiaries is or may become obligated to issue, sell, purchase, return or redeem any shares of capital stock or other securities of Avenue or any of the Subsidiaries, respectively. There are no equity securities of Avenue or any of the Subsidiaries reserved for issuance for any purpose.

               (iii) There are no rights of first refusal, tag-along rights or similar rights with respect to the capital stock of Avenue or any of the Subsidiaries triggered by the execution and delivery of this Agreement or any of the Related Documents or the consummation of the transactions contemplated hereby or thereby.

               (iv) All of the issued and outstanding capital stock of each of the Subsidiaries listed on Schedule 4.02(a) is owned by Avenue, free and clear of any liens, claims, encumbrances, security interests, options, charges and restrictions of any kind.

               (g) Equity Interests. Except for its Subsidiaries and as set forth on Schedule 4.02(g) hereto, Avenue does not directly or indirectly own any capital stock of or other equity interests in any corporation, partnership or other entity or have any direct or indirect equity interest in any business.

                  (h) Financial Statements. Mr. Brokaw has previously delivered to CineMasters unaudited consolidated balance sheets of Avenue and its Subsidiaries as at December 31, 1993, 1994 and 1995, and the related unaudited consolidated statements of income and cash flows of Avenue for the twelve-month periods then ended (collectively, the "Financial Statements"). Except as set forth on Schedule 4.02(h) hereto, the Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto), are correct and complete in all material respects and present fairly the consolidated financial position of Avenue and its Subsidiaries as at the dates thereof and the consolidated results of their operations and cash flows for the periods then ended. Except as set forth on Schedule 4.02(h) hereto, there are no ongoing transactions between Avenue and its Subsidiaries, on the one hand, and any affiliate thereof, on the other hand. As of August 31, 1996, the accrued salary and vacation pay of Avenue was $211,710. No amounts have been paid with respect to the obligations represented by such accruals since August 31, 1996 and such obligations represented by such accruals will be cancelled on or before the Closing Date without the payment of any consideration by Avenue.

                  (i) Undisclosed Liabilities. Neither Avenue nor any of its Subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent, unasserted or otherwise), except (i) as disclosed in the Financial Statements, (ii) for liabilities or obligations disclosed on Schedule 4.02(i) hereto or (iii) for liabilities and obligations incurred in the ordinary course of business consistent with past practice since December 31, 1995, and not in violation of this Agreement.

                  (j) Taxes. (i) For purposes of this Agreement, (A) "Tax" or "Taxes" shall mean all Federal, state, county, local, foreign and other taxes, assessments, duties or similar governmental charges of any kind whatsoever, including, without limitation, corporate franchise, income, sales, use, ad valorem, gross receipts, value added, profits, license, withholding, payroll, employment, excise, property, customs and occupation taxes and including, without limitation, any interest, penalties and additions imposed with respect to such amounts and (B) "Code" shall mean the Internal Revenue Code of 1986, as amended.

               (ii) Except as set forth on Schedule 4.02(j) hereto:

               (A) Since January 1, 1988, Avenue, each predecessor of Avenue, each of its Subsidiaries and each consolidated, affiliated, combined, unitary or aggregate group of which Avenue, its Subsidiaries or any such predecessor is or has been a member, has timely filed with the appropriate Tax authorities all Tax returns, reports, estimates, information returns and statements, including any related or supporting information, ("Tax Returns"), required to be filed through the date hereof and has paid all Taxes shown to be due with respect to the taxable periods covered by such Tax Returns. All such Tax Returns are true, complete and correct in all material respects. All other Taxes of Avenue and its Subsidiaries, or for which Avenue or any of its Subsidiaries is or shall otherwise be directly or indirectly liable (including amounts attributable to wage withholding), have either been timely paid or are reflected as a liability on the Balance Sheet (as defined in Section 4.02(k) hereof). No statute of limitations has been waived, nor any extension of time agreed to, with respect to the assessment of any Tax of Avenue or any of its Subsidiaries, or for which Avenue or any of its Subsidiaries is or may otherwise be directly or indirectly liable.

               (B) There are no pending audits with respect to the Tax Returns of Avenue or any of its Subsidiaries and any deficiencies resulting from any past audits have been paid and no material issues were raised in writing by the relevant Tax authority during any past audits that may apply to taxable periods after the taxable period to which such audit related. No action or proceeding has been brought or has been threatened to be brought by any Tax authority, nor has any claim been asserted or threatened to be asserted by any Tax authority, with respect to any Taxes of Avenue or any of its Subsidiaries, or for which Avenue or any of its Subsidiaries is or may otherwise be directly or indirectly liable which could have an Avenue Material Adverse Effect.

               (C) No Tax liens have been filed by any Tax authority against any property or assets of Avenue or any of its Subsidiaries, except for liens that have been satisfied or statutory liens for current Taxes not yet delinquent.

               (D) There are no Tax sharing or Tax indemnity agreements to which Avenue or any of its Subsidiaries is a party.

               (k) Title to Assets. (i) Avenue and/or its Subsidiaries has good and valid title to all of the assets reflected on the consolidated balance sheet of Avenue and its Subsidiaries as at December 31, 1995 (the "Balance Sheet"), or thereafter acquired, except those since sold or otherwise disposed of in the ordinary course of business consistent with past practice and not in violation of this Agreement, in each case free and clear of all liens, security interests, pledges, charges, encumbrances or restrictions of any nature whatsoever, except:

               (A) all such as are disclosed on Schedule 4.02(k) hereto;

               (B) mechanics', carriers', workmen's, repairmen's or other like liens arising or incurred in the ordinary course of business, liens arising under original purchase price conditional sales contracts and equipment leases with third parties entered into in the ordinary course of business and statutory liens for current Taxes which are not yet delinquent;

               (C) liens, security interests, pledges, charges, encumbrances and restrictions which secure debt that is reflected as a liability on the Balance Sheet and the existence of which is indicated in the notes thereto; and

               (D) other encumbrances, restrictions or imperfections of title, if any, which other encumbrances, restrictions or imperfections of title do not, individually or in the aggregate, materially impair the continued use and operation of the assets to which they relate in the business of Avenue as presently conducted (the liens, security interests, pledges, charges, encumbrances, restrictions and other imperfections of title described in clauses
(A), (B), (C) and (D) above are hereinafter referred to collectively as "Permitted Liens").

               (ii) All leased property of Avenue and its Subsidiaries is in the condition required of such property by the terms of the lease applicable thereto during the term of the lease and upon the expiration thereof.

               (l) Intellectual Property. Schedule 4.02(l) sets forth a true and complete list of all material patents, trademarks (registered or unregistered), trade names, service marks, registered copyrights and applications therefor and other material intellectual property rights, whether or not subject to statutory registration or protection ("Intellectual Property Rights") owned, used or filed by or licensed to Avenue and/or its Subsidiaries. Schedule 4.02(l) hereto specifies for each Intellectual Property Right listed thereon whether such right is owned or licensed and, in the case of licensed rights, lists the relevant license agreement. With respect to registered trademarks, Schedule 4.02(l) hereto specifies all jurisdictions in which such trademarks are registered or applied for and all registration and application numbers. Except as disclosed on
Schedule 4.02(l) hereto, Avenue and/or its Subsidiaries owns, free and clear of all liens, security interests or encumbrances whatsoever, all Intellectual Property Rights listed on Schedule 4.02(l) hereto as owned by Avenue and/or its Subsidiaries and, to the best knowledge of Avenue, has the right to use, without payment to any other party, all other Intellectual Property Rights required to be listed on Schedule 4.02(l) hereto, and the consummation of the transactions contemplated hereby will not alter or impair any such rights. Except as disclosed on Schedule 4.02(l) hereto, no claims are pending or, to the best knowledge of Avenue, threatened by any person against Avenue or any of its Subsidiaries with respect to the ownership, validity, enforceability or use of any Intellectual Property Rights or, to the best knowledge of Avenue, otherwise challenging or questioning the validity or effectiveness of any of such rights.

                  (m) Insurance. Avenue maintains policies of fire and casualty, liability and other forms of insurance in such amounts, with such deductibles and against such risks and losses, as are consistent with industry standards and will continue such insurance in effect after the Closing. The insurance policies currently maintained with respect to Avenue and its Subsidiaries and their respective assets and properties are listed on Schedule 4.02(m) hereto. All such policies are in full force and effect, all premiums due and payable thereon have been paid and no written or oral notice of cancellation or termination has been received with respect to any such policy which was not replaced on substantially similar terms prior to the date of such cancellation.

                  (n)  Absence  of Changes or  Events.  Except as  disclosed  on
Schedule 4.02(n) hereto, since December 31, 1995, there has not been any material adverse change in the business, assets, condition (financial or otherwise), prospects or results of operations of Avenue and its Subsidiaries, taken as a whole. Except as disclosed on Schedule 4.02(n) hereto, since December 31, 1995, (i) the business of the Avenue and its Subsidiaries has been conducted in the ordinary course and in substantially the same manner as previously conducted and (ii) neither Avenue nor any of its Subsidiaries has taken any action that, if taken after the date hereof, would constitute a breach of any of the covenants set forth in Section 5.01(b) hereof.

                  (o)  Employee  and  Labor  Relations.  Except  as set forth on
Schedule 4.02(o) hereto, (i) no collective bargaining agreement presently covers (nor has any, in the three years immediately preceding the date hereof, covered) any employee of Avenue or any of its Subsidiaries, nor is any currently being negotiated by Avenue or any of its Subsidiaries and, to the best knowledge of Avenue, no attempt to organize any group or all of the employees of Avenue or any of its Subsidiaries has been made or proposed; (ii) there is no labor strike, dispute, slowdown or stoppage actually pending or, to the best knowledge of Avenue, threatened against or involving Avenue or any of its Subsidiaries;
(iii) Avenue and each of its Subsidiaries is in compliance in all material respects with all federal, state and local laws respecting employment and employment practices, terms and conditions of employment and wages and hours, and is not engaged in any unfair labor practice; (iv) there is no unfair labor practice complaint against Avenue or any of its Subsidiaries pending or, to the best knowledge of Avenue, threatened before the National Labor Relations Board;
(v) no charge or grievance with respect to or relating to the employees of Avenue or any of its Subsidiaries is pending before the Equal Employment Opportunity Commission or any state, local or foreign agency responsible for the prevention of unlawful practices; (vi) neither Avenue nor any of its Subsidiaries has received any notice of the intent of any federal, state, local or foreign agency responsible for the enforcement of labor or employment laws to conduct an investigation of or relating to Avenue or any of its Subsidiaries with respect to its employees and, to the best knowledge of Avenue, no such investigation is in progress; (vii) no private agreement restricts Avenue or any of its Subsidiaries from relocating, closing or terminating any of its operations or facilities; and (viii) neither Avenue nor any of its Subsidiaries has in the past five years experienced any work stoppage or other labor difficulty or, to the best of its knowledge, committed any unfair labor practice.

                  (p) Fixed and Other  Tangible  Assets.  Except as set forth on
Schedule 4.02(p) hereto, all fixed and other tangible assets of Avenue and its Subsidiaries (the "Avenue Fixed Assets") are (i) structurally sound, (ii) in good operating condition and repair and (iii) not in need of maintenance or repairs, except for ordinary, routine maintenance and repairs. During the past three years, there has not been any significant interruption of the operations of Avenue or any of its Subsidiaries due to inadequate maintenance of the Avenue Fixed Assets.

                  (q) Licenses; Permits. All licenses, permits and authorizations issued or granted by federal, state, local or foreign governmental authorities or agencies which are necessary or desirable for the conduct of Avenue's business or the conduct of any of its Subsidiaries' business are validly held by Avenue and/or its Subsidiaries, except for such licenses, permits and authorizations the failure of which to hold would not have an Avenue Material Adverse Effect. Each of Avenue and its Subsidiaries has complied in all material respects with all requirements in connection therewith and the same will not be subject to suspension, modification or revocation as a result of this Agreement or any of the Related Documents or the consummation of the transactions contemplated hereby or thereby.

                  (r) Litigation. Except as set forth on Schedule 4.02(r) hereto, there is no legal proceeding, claim, or action of any nature pending or, to the best knowledge of Avenue, threatened, which questions or challenges the validity of this Agreement or any of the Related Documents with respect to Avenue or any of its Subsidiaries or any action taken or to be taken by Avenue pursuant to this Agreement or any of the Related Documents or in connection with the transactions contemplated hereby or thereby. Except as set forth on Schedule 4.02(r) hereto, there is no legal proceeding, claim, or action of any nature pending or, to the best knowledge of Avenue, threatened, which could have an Avenue Material Adverse Effect.

                  (s) Compliance With Law. The operations of Avenue and each of its Subsidiaries are in compliance in all material respects with all applicable laws, regulations, permits, authorizations and other governmental orders including, without limitation, applicable safety (including OSHA), environmental, antipollution, building, zoning or health laws, ordinances and regulations.

                  (t) Contracts. Except as set forth on Schedule 4.02(t) hereto, neither Avenue nor any of its Subsidiaries is a party to any contract, commitment, arrangement or understanding involving payments to or from Avenue or any of its Subsidiaries which exceed $75,000 over the remaining life of such contract and which are not cancelable without penalty or premium by Avenue or any of its Subsidiaries on 60 days notice or less. All of the contracts, commitments, arrangements and understandings listed on Schedule 4.02(t) hereto (collectively, the "Contracts") are in full force and effect with no material defaults by any party thereto and there are no oral or collateral agreements modifying any of the Contracts. Except as set forth on Schedule 4.02(t) hereto, all of the Contracts are arms-length transactions between unrelated parties entered into in the ordinary course of business.

                  (u)  Employee Benefit Plans; ERISA.

               (i) Schedule 4.02(u) hereto contains an accurate and complete description of each employment, consulting, bonus, deferred compensation, incentive compensation, severance or termination pay, disability hospitalization or other medical, dental, vision, life or other insurance, stock purchase, stock option, stock appreciation, stock award, pension, profit sharing, 401(k) or retirement plan, agreement or arrangement, and each other employee benefit plan or arrangement, whether formal or informal, written or oral, tax-qualified under the Code or non-qualified, whether covered by the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or not, maintained or contributed to by Avenue covering its employees, former employees, retirees or sales personnel (collectively, "Plans"). In addition, Schedule 4.02(u) hereto contains an accurate and complete description of any amounts payable, or which will become payable, under any former pension, profit sharing, 401(k) or retirement plan, agreement or arrangement, to any participant, beneficiary or any other third party. Any Plan maintained by Avenue that has subsequently been terminated, was terminated in compliance with the requirements of the Code and ERISA and the liabilities under such plan were fully satisfied. Avenue does not have any formal plan or commitment, whether covered by ERISA or not, to create any additional plan, agreement or arrangement or to modify or change any existing Plan that would affect any of its employees, former employees, retirees or sales personnel. Avenue has heretofore delivered to Mr. Brokaw true and complete copies of the Plans, the trusts and other contracts (including any amendments to any of the foregoing) relating to the Plans and all other relevant documents governing or relating to the Plans in effect on the date hereof (including without limitation, the latest summary plan description, the latest annual report (and all attachments) filed with the Internal Revenue Service ("IRS") with respect to each of the Plans, and the latest favorable determination letter issued by the IRS for each of the Plans as applicable).

               (ii) Except as set forth on Schedule 4.02(u) hereto, Avenue does not maintain, nor has it ever maintained, any "employee pension benefit plan", as such term is defined in Section 3(2) of the ERISA, and the rules and regulations promulgated thereunder, covering its employees, former employees or retirees, including but not limited to, any non-qualified retirement or deferred compensation plan. Avenue does not maintain, nor has it ever maintained or contributed to, a "multiemployer plan", as that term is defined in Section 3(37) of ERISA. Avenue is not currently responsible for any "withdrawal liability" as that term is defined in Section 4201 of ERISA with respect to any multi-employer plan. None of Avenue, any of the Plans, any trust created thereunder, or any trustee or administrator thereof has engaged in a transaction involving any of the Plans in connection with which Avenue, its Subsidiaries, or any of the Plans, any such trust, or any trustee or administrator thereof, or any other party dealing with the Plans or any such trust, could be subject to either a civil penalty assessed pursuant to Section 502(i) of ERISA, or a tax imposed by
Section 4975 of the Code.

               (iii) Full payment has been made of all amounts which Avenue is required to pay under the terms of the Plans as a contribution to such Plans as of the last day of the most recent fiscal year of each of the Plans ended prior to the date of this Agreement.

               (iv) Each of the Plans is and has been operated and administered in all material respects in accordance with applicable laws, including but not limited to, ERISA and the Code. Except as set forth on Schedule 4.02(u) hereto, each Plan subject to Section 401(a) of the Code has received a favorable determination from the IRS that the Plan satisfies the requirements of Section 401(a) of the Code for the Plan to be tax-qualified, and no facts exist which could reasonably be expected to adversely affect the tax-qualified status of any such Plan.

               (v) There are no pending, or to the best knowledge of Avenue, threatened or anticipated claims, litigation, administrative actions or proceedings against or otherwise involving any of the Plans or related trusts, or any fiduciary thereof, by or on behalf of the Plans by any employee or beneficiary covered under the Plans, or otherwise involving the Plans. There is no judgment, decree, injunction, rule or order of any court, governmental body, commission, agency or arbitrator outstanding against or in favor of any Plan or any fiduciary thereof in that capacity. The assets of Avenue are not, and will not, either as a result of any circumstances existing prior to the Closing Date or as a result of the consummation of the transactions contemplated by this Agreement or any of the Related Documents, be subject to any claims under any Plan maintained by Avenue or in which employees, former employees or retirees of Avenue participate.

               (vi) Except as set forth in Schedule 4.02(u) hereto, each Plan that is an employee welfare benefit plan providing health benefits to retirees may be terminated at any time after the Closing Date without liability to Avenue or any of its Subsidiaries other than liabilities relating to claims incurred prior to the effective date of the termination of such Plan.

               (vii) Neither Avenue nor any of its Subsidiaries has engaged in any transaction, failed to make any required contribution, committed any act or omission or otherwise incurred any liability for any excise tax under Sections 4971 through 4980B of the Code, inclusive.

               (v) Program Library. Avenue owns all right, title and interest in and to the film library described on Schedule 4.02(v) hereto (the "Avenue Library"), free and clear of any and all liens, security interests or encumbrances whatsoever. To the best knowledge of Avenue, the use and exploitation of the Avenue Library does not and will not violate or infringe upon any copyright, right of privacy, trademark, patent, trade name, performing right or any literary, dramatic, musical, artistic, personal, private, several, contract or copyright or any other right of any person or entity. The Avenue Library does not contain any libelous or slanderous material other than to an extent which is not material.

               (w) Disclosure. No representation or warranty expressly made by Mr. Brokaw contained in this Agreement, and no statement contained in any document, certificate or Schedule furnished or to be furnished by or on behalf of Avenue or Mr. Brokaw to CineMasters or any of its representatives pursuant to this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary, in light of the circumstances under which it was or will be made, in order to make the statements herein or therein not misleading or necessary in order to fully and fairly provide the information required to be provided in any such document, certificate or Schedule.



V.       COVENANTS.

         5.01  Mutual  Covenants.   Each  of  the  parties  hereto  hereby
covenants and agrees as follows:

                  (a) Access. Prior to the Closing, each of Avenue and CineMasters will, upon reasonable notice, give the other party and such party's representatives, employees, counsel and accountants reasonable access to its personnel (including directors, officers, employees and independent accountants), properties, books and records.

                  (b) Ordinary Conduct. Except as expressly permitted by the terms of this Agreement or as set forth on Schedule 5.01(b) hereof, from the date hereof until the Closing, each of Avenue and CineMasters will conduct its business in the ordinary course in substantially the same manner as presently conducted. In addition, except as expressly permitted by the terms of this Agreement or as set forth on Schedule 5.01(b) hereto, CineMasters and Avenue will not do any of the following prior to the Closing without the prior written consent of the other party:

               (i) amend its Certificate of Incorporation or By-laws or other comparable governing instruments;

               (ii) declare or pay any dividend or make any other distribution to its stockholders, whether or not upon or in respect or any shares of its capital stock;

               (iii)  grant  to  any  officer  or  employee   any   increase  in
compensation or benefits, except in the ordinary course of business consistent with past practice or as may be required under existing agreements;

               (iv) cancel any material indebtedness (individually or in the aggregate), waive any claims or rights of substantial value or amend any material term of any of its outstanding securities;

               (v) make any change in any method of accounting or accounting practice or policy other than those required by generally accepted accounting principles;

               (vi) acquire by merging or consolidating with, by purchasing a substantial portion of the assets of, or in any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire any assets, except in the ordinary course of business consistent with past practice;

               (vii) sell, lease or otherwise dispose of any of its assets, except in the ordinary course of business consistent with past practice;

               (viii) amend, modify, terminate, extend, renew or restate any Contract, other than in the ordinary course of business consistent with past practice;

               (ix) (A) pay or agree to pay any pension, retirement allowance or other employee benefit not required or permitted by any Plan, whether past or present; or (B) commit itself to any new or renewed Plan with or for the benefit of any person, or to amend any of such Plans or any of such agreements in existence on the date hereof;

               (x) permit any of its insurance policies to be cancelled or terminated or any of the coverage thereunder to lapse, unless simultaneously with such termination, cancellation or lapse, replacement policies are in full force and effect providing coverage, in form, substance and amount equal to or greater than the coverage under those canceled, terminated or lapsed for substantially similar premiums; or

      (xi) agree, whether in writing or otherwise, to do any of the foregoing.

               (c) Notices of Certain CineMasters Events. CineMasters shall promptly notify Mr. Brokaw of:

               (i) any notice or other communication from any person alleging that the consent of such person is or may be required in connection with the transactions contemplated by this Agreement or any of the Related Documents;

               (ii) any notice or other communication from any governmental entity in connection with the transactions contemplated by this Agreement or any of the Related Documents;

               (iii) any actions, suits, claims, investigations or proceedings commenced or, to its knowledge, threatened, relating to or involving or otherwise affecting CineMasters that, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to Section 4.01(r) hereof or that relate to the consummation of the transactions contemplated by this Agreement or any of the Related Documents;

               (iv) the occurrence, or failure to occur, of any condition, event or development that (A) causes any representation or warranty of CineMasters contained in this Agreement to be untrue or inaccurate in any material respect, at any time from the date hereof to the Closing Date or (B) would have been required to be set forth or described in the Schedules hereto if existing or known at the date of this Agreement; and

               (v) any failure on the part of CineMasters to comply with or perform in any material respect any agreement or covenant to be complied with or performed by it hereunder; provided that the delivery of any notice pursuant to this Section 5.01(c) shall not limit or otherwise affect the remedies available hereunder to Mr. Brokaw.

               (d) Notice of Certain Avenue Events. Mr. Brokaw shall promptly notify CineMasters of:

                (i) any notice of other communication from any person alleging that the consent of such person is or may be required in connection with the transactions contemplated by this Agreement or any of the Related Documents;

               (ii) any notice or other communication from any governmental entity in connection with the transactions contemplated by this Agreement or any of the Related Documents;

                (iii) any actions, suits, claims, investigations or proceedings commenced or, to its knowledge, threatened, relating to or involving or otherwise affecting Avenue or Mr. Brokaw that, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to Section 4.02(r) hereof or that relate to the consummation of the transactions contemplated by this Agreement or any of the Related Documents;

               (iv) the occurrence, or failure to occur, of any condition, event or development that (A) causes any representation or warranty of Mr. Brokaw contained in this Agreement to be untrue or inaccurate in any material respect, at any time from the date hereof to the Closing Date or (B) would have been required to be set forth or described in the Schedules hereto if existing or known at the date of this Agreement; and

               (v) any failure on the part of Avenue or Mr. Brokaw to comply with or perform in any material respect any agreement or covenant to be complied with or performed by it hereunder; provided that the delivery of any notice pursuant to this Section 5.01(d) shall not limit or otherwise affect the remedies available hereunder to CineMasters.

               (e) Publicity. From the date hereof through the Closing Date, no public release or announcement concerning the transactions contemplated hereby shall be issued by any party without the prior consent or the other parties, except as such release or announcement be required by law, in which case the party required to make the release or announcement shall allow the other parties reasonable time to comment on such release or announcement in advance of such issuance.

               (f) Reasonable Commercial Efforts. Subject to the terms and conditions of this Agreement, each party will use reasonable commercial efforts to cause the conditions set forth in Article III of this Agreement to be satisfied and the Closing to occur.

               (g) Tax-Free Reorganization. Each of the parties hereto covenants and agrees that it will treat this Agreement, for federal income tax purposes, as a tax-free reorganization under Section 368(a)(1)(B) of the Code. Following the consummation of the transactions contemplated by the Agreement, none of the parties hereto or any of their affiliates shall take or cause to be taken, a position which, after consultation with counsel, it reasonably believes would have a material adverse effect on the status of the Share Exchange as a tax-free reorganization within the meaning of Section 368(a) of the Code.

         5.02 Covenants of CineMasters. CineMasters agrees, at its own expense, to register the CineMasters Shares for resale under the Securities Act of 1933, as amended, as soon as practicable following the date upon which CineMasters is eligible to register the CineMasters Shares on Form S-3 (or any successor form thereto), but in no event later than eighteen (18) months following the Closing Date.


VI.      SURVIVAL OF REPRESENTATIONS; INDEMNIFICATION

         6.01 Survival of Representations. The representations and warranties made by CineMasters and Mr. Brokaw pursuant to this Agreement shall survive any investigation at any time made by or on behalf of any party until the first anniversary of the Closing Date, except for (i) the representations and warranties of CineMasters set forth in subsections (e), (f), (i), (j), (r), (s),
(u) and (v) of Section 4.01 hereof and the representations and warranties of Mr. Brokaw set forth in subsections (e), (f), (i), (j), (r), (s), (u) and (v) of
Section 4.02 hereof, which shall survive any investigation at any time made by or on behalf of any party for the applicable statute of limitations period.

         6.02 Agreement of CineMasters to Indemnify. CineMasters shall indemnify Mr. Brokaw and each of his employees, representatives, agents, partners and affiliates (and their respective officers, directors, employees, representatives, agents, shareholders, partners and affiliates) and hold each of them harmless from and against any reasonably incurred loss, liability, claim, cost, damage or expense (including, but not limited to, any and all expenses reasonably incurred in investigating, preparing or defending any litigation or proceeding, commenced or threatened, or any claim whatsoever (collectively, "Litigation Expenses")) (collectively, "Losses") suffered or incurred by any such indemnified party to the extent arising from (i) any breach of any representation or warranty of CineMasters contained in this Agreement or in any Schedule, certificate, instrument or other document delivered pursuant hereto or
(ii) any breach of any covenant or agreement of CineMasters contained in this Agreement, provided, however, that CineMasters shall not have any liability under this Section 6.02 (other than with respect to Litigation Expenses) unless and until the aggregate of all Losses for which CineMasters would, but for this proviso, be liable exceeds $75,000 on a cumulative basis, and then only to the extent of any such excess; and provided, further, however, that such excess amount for which CineMasters shall be liable shall not be more than $2,000,000 on a cumulative basis. Payments in respect of the indemnification provided in this Section 6.02 shall be made promptly (and currently) as Losses shall be incurred. The foregoing notwithstanding, CineMasters shall have the option to make any payments due to Mr. Brokaw under the indemnification provisions of this
Section 6.02 in the form of shares of CineMasters Common Stock, which shares shall be valued based upon the average "Closing Price" (as defined in Section
6.06 below) of such shares for the ten (10) consecutive trading days immediately preceding the date that such indemnification payment is due to be made.

         6.03 Agreement of Mr. Brokaw to Indemnify. Mr. Brokaw shall indemnify CineMasters and its employees, representatives, agents, partners and affiliates, officers, directors and stockholders, (and their respective officers, directors, employees, representatives, agents, shareholders, partners and affiliates) and hold each of them harmless from and against any Loss suffered or incurred by any such indemnified party to the extent arising from (i) any breach of any representation or warranty of Mr. Brokaw contained in this Agreement or in any schedule, certificate, instrument or other documents delivered hereto or (ii) any breach of any covenant or agreement of Mr. Brokaw or Avenue contained in this Agreement or in any schedule, certificate, instrument or other documents delivered hereto, provided, however, that Mr. Brokaw shall not have any liability under this Section 6.03 unless and until the aggregate of all Losses for which Mr. Brokaw would, but for this proviso, be liable exceeds $75,000 on a cumulative basis, and then only to the event of any such excess; and provided, further, however, that such excess amount for which Mr. Brokaw shall be liable shall not be more than $2,000,000 on a cumulative basis. Payments in respect of the indemnification provided in this Section 6.03 shall be made promptly (and currently) as Losses shall be incurred. The foregoing notwithstanding, Mr. Brokaw's liability under the indemnification provisions of this Section 6.03 (other than with respect to Litigation Expenses) shall be limited to the CineMasters Shares that he will receive pursuant to this Agreement, which shares shall be valued based upon the average Closing Price of shares of CineMasters Common Stock for the ten (10) consecutive trading days immediately preceding the date that such indemnification payment is due to be made.

         6.04 Conditions of Indemnification. Each party indemnified pursuant to Sections 6.02 or 6.03 hereof (an "indemnified party") agrees to give prompt notice to the party required to indemnify such indemnified party (an "indemnifying party") of the assertion of any claim, or the commencement of any suit, action or proceeding, whether brought against such indemnified party or brought by such indemnified party against the indemnifying party (each a "Claim"), in respect of which indemnity may be sought by such indemnified party under Section 6.02 or 6.03 hereof or in respect of which such indemnified party may seek any other remedy against the indemnifying party under this Agreement; provided, however, that the omission so to promptly notify the indemnifying party with respect to a Claim brought against such indemnified party will not relieve the indemnifying party from any liability which it may have to such indemnified party under Section 6.02 or 6.03 hereof unless such failure materially prejudices the indemnifying party with respect to the defense of such Claim. If any indemnified party shall seek indemnity under Section 6.02 or 6.03 hereof, the indemnifying party, in the case of a Claim brought against such indemnified party, shall be entitled to participate therein and, to the extent that it wishes, to assume and direct the defense and settlement thereof with counsel reasonably satisfactory to such indemnified party. After notice from the indemnifying party to an indemnified party of its election to assume and direct the defense and settlement of a Claim brought against such indemnified party, the indemnifying party shall not be liable to such indemnified party (or any of its affiliates) under Section 6.02 or 6.03 hereof for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation undertaken at the request of the indemnifying party; except that such indemnified party shall have the right to employ counsel to represent such party if, in the reasonable judgment of such party, it is advisable for such party to be represented by separate counsel, and in that event the fees and expenses of such separate counsel shall be paid by such indemnified party. Notwithstanding the foregoing provisions of this Section 6.04, the indemnifying party shall not, without the prior written consent of an indemnified party (which consent shall not be unreasonably withheld or delayed), effect any settlement of any pending or threatened proceeding in respect of which such indemnified party is, or with reasonable foreseeability, could have been a party and indemnity could have been sought hereunder by such indemnified party for a Claim brought against such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability arising out of such proceeding (provided that, whether or not such a release is required to be obtained, the indemnifying party shall remain liable to such indemnified party in accordance with Section 6.02 or 6.03 hereof, as applicable, in the event that a Claim is subsequently brought against such indemnified party).

         6.05 Tax Benefits; Insurance. In calculating the amount of any Losses for which an indemnified party is entitled to indemnification under this Article VI, any Tax Benefit (as hereinafter defined) received by such indemnified party shall be applied against the amount of the Loss to reduce the amount payable by the indemnifying party. "Tax Benefit" shall mean any tax savings to the indemnified party (computed at the combined Federal, state and local tax rate applied to the indemnified party in the immediately preceding taxable year) resulting from any net increase in deductions, losses or credits or any net decrease in income, gains or recapture of credits attributable to inclusion of the claims or related indemnification payment, as the case may be, in any tax return of the indemnified party plus any interest attributable to such inclusion. In addition, in calculating the amount of any Losses for which an indemnified party is entitled to indemnification under this Article VI, the amount of any insurance proceeds received by the indemnified party relating to or in connection with such Loss shall reduce the amount of any claim.

         6.06 Definition of Closing Price. For purposes of this Article VI, the "Closing Price" shall mean the closing sale price of the CineMasters Common Stock on the date specified on the principal national securities exchange on which the CineMasters Common Stock is listed or admitted to trading, or, if the CineMasters Common Stock is not listed or admitted to trading on any national securities exchange on such date, the average of the highest reported bid and lowest reported asked prices as furnished by the National Association of Securities Dealers, Inc. through NASDAQ or a similar organization if NASDAQ is not longer reporting such information. If there is no reported bid and asked price for the CineMasters Common Stock, the "Closing Price" shall be the fair market value of the Common Stock on the date specified, as determined in good faith by CineMasters and Mr. Brokaw, or, if CineMasters and Mr. Brokaw cannot agree, by an independent appraiser mutually selected by CineMasters and Mr. Brokaw.


VII.     TERMINATION; AMENDMENT AND WAIVER

         7.01 Termination of Agreement. This Agreement may be terminated at any time prior to the Closing:

               (a) By mutual written agreement of the parties hereto; or

               (b) By CineMasters or Mr. Brokaw if the Closing shall not have occurred on or before October 31, 1996.

         7.02 Effect of Termination. In the event of termination of this Agreement as provided above, this Agreement shall forthwith become void and there shall be no liability on the part of any party hereto (or any of their respective officers or directors), except (i) based upon obligations set forth in Sections 8.01 and 8.02 hereof and (ii) to the extent that failure to satisfy the conditions of Article III hereof results from the negligent, intentional or willful breach, violation or non-compliance by any party hereto of any covenant, agreement, obligation, representation or warranty contained in this Agreement or any other agreement referred to herein.

         7.03 Amendment, Extension and Waiver. The parties may amend this Agreement at any time by an instrument in writing signed by each of the parties hereto. Any agreement on the part of a party hereto to any waiver of compliance with any of the agreements or conditions contained herein shall be valid only if set forth in an instrument in writing signed on behalf of such party.


VIII.  MISCELLANEOUS

         8.01 No Finders. Each of the parties hereto represents and warrants to the other that there are no claims for brokerage commissions or finder's fees in connection with the transactions contemplated by this Agreement. CineMasters, on the one hand, and Mr. Brokaw and Avenue, on the other hand, will pay or discharge, and will indemnify and hold the other harmless from and against any and all claims or liabilities for brokerage commissions or finder's fees incurred by reason of a breach of this representation.

         8.02 Expenses; Taxes. CineMasters, on the one hand, and Avenue and Mr. Brokaw, on the other hand, will each pay the fees and expenses incurred by it in connection with this Agreement; provided, however, that CineMasters shall at Closing pay the reasonable fees and expenses of Pryor, Cashman, Sherman & Flynn, legal counsel to Mr. Brokaw and Avenue. All sales and transfer taxes and fees incurred in connection with this Agreement with this Agreement and the transactions contemplated hereby shall be borne by CineMasters.

         8.03 Further Assurances. From time to time, at the request of any party hereto and without further consideration, the other party or parties will execute and deliver to such requesting party such documents and take such other action as such requesting party may reasonably request in order to consummate more effectively the transactions contemplated hereby.

         8.04 Parties in Interest. This Agreement will be binding upon, inure to the benefit of, and be enforceable by the respective successors and assigns of the parties hereto and will inure to the benefit and be enforceable by the parties indemnified hereunder.

         8.05 Entire Agreement. This Agreement and the Schedules and Exhibits hereto and the other agreements, instruments and writings referred to herein or delivered pursuant hereto contain the entire understanding of the parties with respect to its subject matter. This Agreement supersedes all prior agreements and understandings between the parties with respect to its subject matter.

         8.06 Headings. The Article and Section headings contained in this Agreement are for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement.

         8.07 Notices. All notices, claims, certificates, requests, demands and other communications hereunder will be in writing and will be deemed to have been duly given if delivered personally or mailed (registered or certified mail, postage prepaid, return receipt requested) or via facsimile or overnight courier delivery as follows:

                  (a)   If to CineMasters:

                                    c/o National Patent Development Corporation
                                    9 West 57th Street
                                    New York, New York  10019
                                    Attention:  Mr. Jerome I. Feldman

                                    and

                                    The CineMasters Group, Inc.
                                    250 West 57th Street
                                    New York, New York  10019
                                    Attention:  Mr. Jerome I. Feldman

                           With a copy to:

                                    National Patent Development Corporation
                                    9 West 57th Street
                                    New York, NY  10019
                                    Attention: Andrea D. Kantor, Esq.

                  (b)      If to Mr. Brokaw and Avenue:

                                    c\o Avenue Pictures, Inc.
                                    11111 Santa Monica Boulevard, Suite 2110
                                    Los Angeles, California  90025
                                    Attention:  Mr. Cary Brokaw

                           With a copy to:

                                    Pryor, Cashman, Sherman & Flynn
                                    410 Park Avenue
                                    New York, New York  10022
                                    Attention:  James A. Janowitz, Esq.

or to such other address as the person to whom notice is to be given may have previously furnished to the other in writing in the manner set forth above.

         8.08 Governing Law. This Agreement will be governed by, and construed and enforced in accordance with, the laws of the State of New York, without regard to conflicts of law principles thereof.

         8.09 Counterparts. This Agreement may be executed simultaneously in counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

         8.10 Consent to Jurisdiction. Any legal action, suit or proceeding arising out of or relating to this Agreement or the consummation of the transactions contemplated hereby may only be instituted in any federal court of the Southern District of New York or any state court located in New York County, State of New York, and each party agrees not to assert, by way of motion, as a defense or otherwise, in any such action, suit or proceeding, any claim that it is not subject personally to the jurisdiction of such courts, that the action, suit or proceeding if brought in such courts, would be in an inconvenient forum, that the venue of the action, suit or proceeding, if brought in any of such courts, is improper or that this Agreement or the subject matter hereof may not be enforced in or by such courts on jurisdictional grounds.

          8.11 Exhibits. All exhibits and schedules attached hereto are hereby incorporated by reference into, and made a part of, this Agreement.

         IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the parties hereto as of the date first above written.


                                            THE CINEMASTERS GROUP, INC.


                                            By:
                                               Name:
                                               Title:



                                            AVENUE PICTURES, INC.


                                            By:
                                               Name:
                                               Title:




                                            Cary Brokaw